Exhibit 16

POWER OF ATTORNEY

The undersigned, Robert C. Doll, Jr., Donald C. Burke, David O. Beim, James Flynn, W. Carl Kester and Karen P. Robards, the Directors/Trustees and/or the Officers of each of the registered investment companies listed in Appendix A hereto, or of the master trust in which such registered investment company invests, hereby authorize Robert C. Doll, Jr., Andrew J. Donohue, Donald C. Burke, Michael G. Clark and Alice A. Pellegrino or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated the Registration Statement on Form N-1A], filed for such registered investment company or any amendment thereto (including post-effective amendments) for or on behalf of each registered investment company listed in Appendix A and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Dated: February 16, 2006

/s/ ROBERT C. DOLL, JR.	/s/ DONALD C. BURKE
Robert C. Doll, Jr. (President/Principal Executive Officer/Director/Trustee)	Donald C. Burke (Vice President/Treasurer/Principal Financial and Accounting Officer)

/s/ DAVID O. BEIM	/s/ JAMES FLYNN
David O. Beim (Director/Trustee)	James Flynn (Director/Trustee)

/s/ W. CARL KESTER	/s/ KAREN P. ROBARDS
W. Carl Kester (Director/Trustee)	Karen P. Robards (Director/Trustee)

Appendix A

Fund Name	Securities Act of 1933 File No.	Investment Company Act of 1940 File No.

FDP Series, Inc.	333-123779	811-21744

Mercury Master Trust	N/A	811-09049

Mercury Funds, Inc.	333-56203 333-85731	811-08797

Master Real Investment Trust	N/A	811-21538

Merrill Lynch Real Investment Fund	33-111815	811-21486

Master Inflation Protected Trust	N/A	811-21518

Merrill Lynch Inflation Protected Fund	333-110936	811-21473

Multi-Strategy Hedge Opportunities LLP	333-113831	811-21537

Master Institutional Money Market Trust	N/A	811-10631

Merrill Lynch Funds for Institution Series	33-14190	811-5149

Merrill Lynch Principal Protected Trust	333-92404	811-21162